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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-2 of our report dated February 20, 2002 relating to the financial statements of Meadowbrook Insurance Group, Inc., which appears in such Registration Statement, and our report dated February 20, 2002 relating to the financial statement schedules, which appears in Meadowbrook Insurance Group, Inc. Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Grand Rapids, Michigan
April 18, 2002